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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-91964 and No. 333-36751 of ACT Manufacturing, Inc. and Subsidiaries on Form S-8 of our report dated March 30, 1998, appearing in this Annual Report on Form 10-K of Act Manufacturing, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

March 30, 1998